Exhibit 99.1

KFx ANNOUNCES FIRST UNIT TRAIN IS LOADING

DENVER, August 4, 2006 -- KFx Inc. (Amex: KFX) today confirmed that the unit train loading is in progress, with shipment and release expected later this afternoon. The K-Fuel™ was produced at the company’s Ft. Union facility in Gillette, Wyoming and is being transported using standard unit train sets to a previously announced customer facility in Ohio.

“The unit train arrived at our plant this morning and is currently being loaded. It will be released later this afternoon,” said CEO Mark Sexton. “The train will soon be en route to our customer’s facility and we look forward to receiving their feedback. Meanwhile our operations staff at Ft. Union now turns its focus to subsequent shipments of K-Fuel™ to additional customers.”

About KFx
KFx Inc. offers combined energy, environmental and economic solutions to coal-fired power generating facilities and industrial coal users in the United States and internationally. Our proprietary K-FuelTM process uses heat and pressure to physically and chemically transform high moisture, low-Btu coals, such as subbituminous coal and lignite, into a more energy efficient, lower-emission fuel. A co-benefit of the K-FuelTM process is the removal of significant amounts of impurities, including mercury, and the reduction of emissions of sulfur dioxide and nitrogen oxide.

Please visit www.kfx.com for more information.

Forward Looking Statements
Statements in this news release that relate to future plans or projected results of KFx are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the 'safe harbor' provisions of the PSLRA. Our actual results may vary materially from those described in any 'forward-looking statement' due to, among other possible reasons, the realization of any one or more of the risk factors described in our Annual Report on Form 10-K, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this news release is encouraged to study. Readers of this news release are cautioned not to put undue reliance on forward-looking statements.

Contact:           KFx Inc., Denver, CO
                       Analyst Contact:
                       Karli Anderson, Director of Investor Relations
                       303-293-2992
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KFx Inc. ï 55 Madison Street ï Suite 500 ï Denver, Colorado 80206 ï Tel: (303) 293-2992 ï Fax: (303) 293-8430